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                                                                     EXHIBIT (d)

CERTIFICATE NO.                                                        SHARES
  ______                                                               ______


             THE BLACKROCK PENNSYLVANIA STRATEGIC MUNICIPAL TRUST
               Organized Under the Laws of The State of Delaware
      Municipal Auction Rate Cumulative Preferred Shares - Series W
                           $.001 Par Value Per Share
                   $25,000 Liquidation Preference Per Share

                                                          Cusip No. 09248R 20 2

     This certifies that Cede & Co. is the owner of [ ] fully paid and non-assessable shares of Municipal Auction Rate Cumulative Preferred Shares - Series W, $.001 par value per share, $25,000 liquidation preference per share, of The BlackRock Strategic Municipal Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of October A.D. 1999.

BANKERS TRUST COMPANY                    THE BLACKROCK PENNSYLVANIA
As Transfer Agent and Registrar          STRATEGIC MUNICIPAL TRUST

By: _______________________________      By:     __________________________
    Authorized Signature                         President

                                         Attest: _________________________
                                                 Secretary
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FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _______________________________________ Attorney to transfer the said
Shares on the books of the within named Trust with full power of substitution in the premises.

Dated  ______________, ______

In presence of

________________________________________________________________________________

     Shares of Municipal Auction Rate Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, and the Trust's Statement of Preferences.

     The Trust will furnish to any shareholder, upon request and without charge, the Trust's Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.